PCAOB

Public Company Accounting Oversight Board

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ORDER INSTITUTING DISCIPLINARY

PROCEEDINGS, MAKING FINDINGS, AND

IMPOSING SANCTIONS

In the Matter of Wieseneck, Andres &

Company, P.A. and Thomas B. Andres, CPA

Respondents.

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) ) ) ) ) ) ) ) ) ) )	1666 K Street, N.W. Washington, DC 20006 Telephone: (202) 207-9100 Facsimile: (202) 862-8430 www.pcaobus.org PCAOB Release No. 105-2008-001 April 22, 2008

By this Order, the Public Company Accounting Oversight Board ("Board" or "PCAOB") is revoking the registration of Wieseneck, Andres & Company, P.A. and barring Thomas B. Andres, CPA, from being an associated person of a registered public accounting firm.1/ The Board is imposing this sanction on the basis of its findings concerning the respondents' violations of PCAOB rules and standards in connection with audits of the financial statements of one issuer client for fiscal years ending May 31, 2004 ("FY 2004") and May 31, 2005 ("FY 2005").

I.

The Board deems it necessary and appropriate, for the protection of investors and to further the public interest in the preparation of informative, fair, and independent audit reports, that disciplinary proceedings be, and hereby are, instituted pursuant to Section 105(c) of the Sarbanes-Oxley Act of 2002 ("Act") and PCAOB Rule 5200(a)(1) against Wieseneck, Andres & Company, P.A. (the "Firm" or "Wieseneck, Andres") and Thomas B. Andres, CPA ("Andres") (collectively, "Respondents").

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1/ Wieseneck, Andres & Company, P.A. may reapply for registration after two (2) years from the date of this Order. Andres may file a petition for Board consent to associate with a registered public accounting firm after two (2) years from the date of this Order.

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II.

In anticipation of institution of these proceedings, and pursuant to PCAOB Rule 5205, Respondents have each submitted an Offer of Settlement ("Offers") that the Board has determined to accept. Solely for purposes of these proceedings and any other proceedings brought by or on behalf of the Board, or to which the Board is a party, and without admitting or denying the findings herein, except as to the Board's jurisdiction over them and the subject matter of these proceedings, which is admitted, Respondents consent to entry of this Order Instituting Disciplinary Proceedings, Making Findings, and Imposing Sanctions ("Order") as set forth below.

III.

On the basis of Respondents' Offers and information obtained by the Board in this matter, the Board finds 2/ that:

A.    Respondents

1. Wieseneck, Andres & Company, P.A. is an accounting firm incorporated in the state of Florida and is licensed under the laws of the state of Florida (Florida Board of Accountancy License No. AD0016885). Wieseneck, Andres is registered with the Board pursuant to Section 102 of the Act and PCAOB Rules. Its office is located in North Palm Beach, Florida.

2. Andres, 64, of North Palm Beach, Florida, is a certified public accountant licensed under the laws of the state of Florida (License No. AC0006827). He is the

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2/ The findings herein are made pursuant to the Respondents' Offers and are not binding on any other person or entity in this or any other proceeding. The sanctions that the Board is imposing on Respondents in this Order may be imposed only if a Respondent's conduct meets one of the conditions set out in Section 105(c)(5) of the Act, 15 U.S.C. Section 7215(c)(5). The Board finds that Respondents' conduct described in this Order meets the condition set out in Section 105(c)(5)(A), which provides that such sanctions may be imposed in the event of "intentional or knowing conduct, including reckless conduct, that results in a violation of the applicable statutory, regulatory, or professional standard."

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Firm's "Audit Principal" and, at all times relevant to this matter, was an associated person of the Firm, as that term is defined in Section 2(a)(9) of the Act and PCAOB Rule 1001(p)(i).

B.    Summary

3. This matter involves violations of the Board's auditing standards. In particular, in auditing the FY 2004 financial statements of American Capital Holdings, Inc. ("ACHI"), Respondents failed to perform, or reasonably ensure the performance of, sufficient audit procedures to evaluate the existence and valuation of recorded goodwill, marketable securities, and intangible assets - totaling more than 97% of ACHI's reported assets - and to evaluate ACHI's determination not to consolidate the financial statements of an entity in which it disclosed having a 90% interest. In addition, in auditing ACHI's FY 2005 financial statements, Respondents failed to identify or appropriately address departures from Generally Accepted Accounting Principles ("GAAP") relating to (1) recording the correction of an error in one period without recording it in the period in which the error occurred and (2) the misclassification of the value of certain declared dividends as an asset.3/

C.   Respondents Violated PCAOB Auditing Standards in Auditing the 2004 and 2005 Financial Statements of American Capital Holdings, Inc.

4. In connection with the preparation or issuance of an audit report, PCAOB rules require that a registered public accounting firm and its associated persons comply with the Board's auditing standards.4/ Under the Board's auditing standards, an auditor

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3/ An auditor's opinion that an issuer's financial statements are presented in conformity with GAAP must be based on an audit performed in accordance with PCAOB standards. PCAOB standards require an auditor to perform audit procedures sufficient to evaluate the issuer's adherence to GAAP. This Order's description of audit failures relating to GAAP departures in an issuer's financial statements necessarily reflects the Board's judgment concerning the proper application of GAAP. Any such description of GAAP departures, however, should not be understood as an indication that the Securities and Exchange Commission has considered or made any determination concerning the issuer's compliance with GAAP.

4/ See PCAOB Rules 3100, 3200T.

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Goodwill

7. ACHI's FY 2004 financial statements reported goodwill of $8.21 million as of May 31, 2004, representing approximately 57% of ACHI's reported assets. According to ACHI disclosures, $7.2 million of this reported goodwill was acquired as part of a February 29, 2004 transaction in which ACHI "acquired [various specified assets], goodwill of $7.2 million and assumed $1,005,000 in debt for the issuance of [common stock]."7/

8. Those ACHI disclosures strongly suggested the possibility that the transaction described by ACHI involved a "business combination" for GAAP purposes.8/ Under the circumstances, the specific nature of the transaction was significant because of its bearing on the appropriateness of ACHI recognizing the "acquired" goodwill and its bearing on the adequacy of ACHI's disclosures.9/ Respondents understood that the $7.2 million in goodwill that ACHI disclosed as having acquired in the transaction was goodwill that had previously been recorded as goodwill by the other entity. Respondents, however, failed to evaluate the nature of the transaction, the appropriateness of recognizing the acquired goodwill, or the adequacy of the disclosures.10/

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7/ See ACHI May 31, 2004 Form 10-KSB, filed Feb. 1, 2005, at F-7.

8/ For purposes of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, "a business combination occurs when an entity acquires net assets that constitute a business or acquires equity interests of one or more other entities and obtains control over that entity or entities." SFAS No. 141, P 9. (This Order's references to SFAS No. 141 refer to that standard as it existed at all times relevant to the conduct described here, and not to the standard as revised in 2007.)

9/ If the transaction involved ACHI's acquisition of the net assets of another business, accounting for the goodwill would be governed by SFAS No. 141, Business Combinations, P 38 (in a business combination, "an acquiring entity shall not recognize the goodwill previously recorded by an acquired entity"). Alternatively, if the transaction involved a reverse merger (albeit an inadequately disclosed reverse merger), continued recognition of the pre-existing goodwill might have been appropriate.

10/ In a Form 10-KSB/A filed on December 2, 2005, ACHI included restated financial statements for FY 2004 ("2004 Restatement") and FY 2005 ("2005

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 9.    In addition, Respondents failed in a separate and distinct way to perform sufficient procedures as to all of ACHI's reported goodwill. Specifically, Respondents' procedures to test the existence and valuation of goodwill were limited to obtaining representations from management. Those representations alone were not sufficient audit evidence,11/ and Respondents failed to perform any other procedures to test the existence and valuation of goodwill.12/

Investments

10.    ACHI's FY 2004 financial statements reported "marketable securities" valued at $2.96 million as of May 31, 2004, representing approximately 20% of ACHI's reported assets. ACHI disclosed that over 90% of the value of these marketable securities related to "equity ownership positions" in ten development stage companies that had no quoted market price and in which ACHI had no controlling interest.13/ Respondents reviewed a brokerage statement obtained from management with respect to approximately 10% of the stated total marketable securities balance, but they failed to perform any other procedures to test the existence and valuation of the reported

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Restatement"). Among other things, ACHI disclosed that it had determined that, for the year ended May 31, 2004, the $7.2 million in goodwill acquired on February 29, 2004, was impaired and that it was recognizing an impairment loss in that amount. See ACHI Form 10-KSB/A, filed December 2, 2005, at F-14.

11/    PCAOB auditing standards provide that "representations from management are part of the evidential matter the independent auditor obtains, but they are not a substitute for the application of those audit procedures necessary to afford a reasonable basis for an opinion regarding the financial statements under audit." AU Section 333.02, Management Representations.

12/      In its 2004 Restatement, in addition to recognizing an impairment loss on $7.2 million of the goodwill as described above, ACHI reclassified $980,000 of the goodwill as "Insurance Licenses." See ACHI Form 10-KSB/A, filed Dec. 2, 2005, at F-14.

13/      See ACHI FY 2004 Form 10-KSB, filed February 1, 2005, at 5 and F-11.

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marketable securities.14/ Respondents also failed to evaluate management's determination not to recognize an impairment loss on the stated marketable securities balance.15/

Intangible Assets

11. ACHI's FY 2004 financial statements reported intangible assets of $2.96 million as of May 31, 2004, representing approximately 20% of ACHI's reported assets. ACHI described 99% of these reported intangible assets as "intellectual property rights" and reported that they were acquired in connection with ACHI's acquisition of a 90% interest in another entity.16/ Respondents failed to perform procedures to test either the existence or valuation of these reported "intellectual property rights."17/

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14/ In connection with its 2004 Restatement, ACHI reported that marketable securities reported in the amount of approximately $2.93 million as of May 31, 2004, had "no value." See ACHI Form 10-KSB/A, filed Dec. 2, 2005, at F-14.

15/ PCAOB auditing standards provide that an auditor should evaluate management's conclusion about the need to recognize an impairment loss for an other-than-temporary decline in the fair value of such securities below their cost. AU Section 332.27, Auditing Derivative Instruments, Hedging Activities, and Investments in Securities.

16/ See ACHI FY 2004 Form 10-KSB, filed February 1, 2005, at F-13. See also ACHI FY 2004 Form 10-KSB/A, filed April 29, 2005, at F-13, in which ACHI reported the 90% interest.

17/ Subsequently, in ACHI's FY 2004 Form 10-KSB/A, filed April 29, 2005, at F-13, ACHI reclassified the assets originally reported as "intellectual property rights" as marketable securities. ACHI continued to classify the "intellectual property rights" as marketable securities for FY 2004 in ACHI's FY 2005 Form 10-KSB. See ACHI FY 2005 Form 10-KSB, filed August 30, 2005, at F-3 and F-10. For FY 2005, however, ACHI reclassified the "intellectual property rights" as intangible assets, with a value of $434,000. See id. In ACHI's 2005 Restatement, ACHI wrote off this $434,000. See ACHI Form 10-KSB/A, filed Dec. 2, 2005, at F-14.

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Consolidation

12.     As described above, ACHI reported in April 2005 that it had obtained a 90% interest in another entity. ACHI, however, did not consolidate that entity's financial results into ACHI's FY 2004 financial statements. Respondents understood that ACHI had obtained this interest at the time of the November 10, 2004 audit report, but failed to evaluate ACHI's determination concerning whether to consolidate that entity's financial results.18/

2005 Audit

13. The Firm issued an audit report dated August 26, 2005, that was included in ACHI's Form 10-KSB filed with the Commission on August 30, 2005. In the audit report, the Firm expressed an unqualified audit opinion on ACHI's financial statements for the fiscal year ended May 31, 2005. The report stated that ACHI's financial statements presented fairly, in all material respects, ACHI's financial position, results of operations, and cash flows in conformity with GAAP. In addition, the report stated that the audit was conducted in accordance with the auditing standards of the Public Company Accounting Oversight Board. Andres was the engagement partner who had final responsibility for the audit.

14. In its audit of ACHI's FY 2005 financial statements, Respondents failed to identify and appropriately address two separate departures from GAAP. First, although ACHI substantially reduced its marketable securities and goodwill as of the May 31, 2005 balance sheet date to $81,000 and,$980,000, respectively,19/ ACHI incorrectly

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18/ SFAS No. 94, Consolidation of All Majority-Owned Subsidiaries, P 2, states that "[t]he usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one company, directly or indirectly, of over fifty per cent of the outstanding voting shares of another company is a condition pointing toward consolidation."

19/ See ACHI FY 2005 Form 10-KSB, filed August 30, 2005, at F-3 and F-10. The reduction of marketable securities was first recorded as a charge to "accumulated comprehensive loss" in ACHI's FY 2005 financial statements. The reduction was then recorded as a "write down/off of securities" in ACHI's FY 2004 Restatement. See ACHI Form 10-KSB/A, filed Dec. 2, 2005, at F-4 and F-14.

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recorded this reduction in assets during ACHI's 2005 reporting period, resulting in a $7.23 million overstatement of ACHI's 2005 net loss.20/ By reporting this reduction in assets in its FY 2005 financial statements filed on August 30, 2005 and by not correcting the error with respect to the FY 2004 period, ACHI failed to adhere to GAAP.21/ Respondents failed to identify or address this departure from GAAP.22/

15. Second, ACHI's FY 2005 financial statements reported "Declared Dividends," valued at $1.03 million, as assets (constituting 26% of total reported assets). Under GAAP, however, those declared dividends should not have been

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20/    The $7.23 million overstatement of ACHI's 2005 net loss does not relate to the reduction in marketable securities valuation due to its prior classification as a charge to "accumulated comprehensive loss." See ACHI FY 2005 Form 10-KSB, filed August 30, 2005, at F-3 and F-10.

21/   "[C]orrection of an error in the financial statements of a prior period discovered subsequent to their issuance should be reported as a prior period adjustment. . . . The nature of an error in previously issued financial statements and the effect of its correction . . . . should be disclosed in the period in which the error was discovered and corrected." Accounting Principles Board Opinion No. 20, PP 36-37.

22/ ACHI's FY 2005 financial statements, filed on August 30, 2005, continued to report goodwill assets of $8.21 million and marketable securities assets of $5.90 million as of May 31, 2004. More than three months later, in its 2004 Restatement and 2005 Restatement, ACHI addressed this issue by writing off the originally reported goodwill and marketable securities in the period in which the error occurred. See ACHI Form 10-KSB/A, filed December 2, 2005, at F-14.

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classified as assets.23/ Respondents failed to identify and address this departure from GAAP.24/

V.

In view of the foregoing, and to protect the interests of investors and further the public interest in the preparation of informative, fair, and independent audit reports, the Board determines it appropriate to impose the sanctions agreed to in Respondents' Offers. Accordingly, it is hereby ORDERED that:

A.     Pursuant to Section 105(c)(4)(A) of the Act and PCAOB Rule 5300(a)(1), Wieseneck, Andres & Company P.A.'s registration with the Board is revoked;

B.     After two (2) years from the date of this Order, Wieseneck, Andres & Company P.A. may reapply for registration by filing an application pursuant to PCAOB Rule 2101;

C.     Pursuant to Section 105(c)(4)(B) of the Act and PCAOB Rule 5300(a)(2), Thomas B. Andres is barred from being an associated person of a registered public accounting firm, as that term is defined in Section 2(a)(9) of the Act and PCAOB Rule 1001(p)(i);

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23/    See Financial Accounting Standards Board Concept Statement No. 6, Elements of Financial Statements, PP 25 & 67 (distinguishing between assets, which are "probable future economic benefits obtained or controlled by a particular entity as a result of past transactions or events," and distributions to owners (e.g., dividends), which are "decreases to equity of a particular business enterprise resulting from transferring assets, rendering services, or incurring liabilities by the enterprise to owners").

24/    In its 2005 Restatement, ACHI reclassified the $1.03 million to "Retained Earnings" as a "Dividend Paid." ACHI disclosed that the $1.03 million had been "inadvertently recorded as a 'Declared Dividend' in the current asset section of the May 31, 2005 balance sheet." See ACHI Form 10-KSB/A, filed December 2, 2005, at F-14.

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D.    After two (2) years from the date of this Order, Andres may file a petition, pursuant to PCAOB Rule 5302(b), for Board consent to associate with a registered public accounting firm.

ISSUED BY THE BOARD.

/s/ J. Gordon Seymour

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J. Gordon Seymour

Secretary

April 22, 2008